UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 1, 2011

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 1, 2011, Stream Global Services, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (the “Amendment”), dated November 1, 2011, with Wells Fargo Capital Finance, LLC (“Wells Fargo”), in its capacity as agent for the lenders and bank product providers party thereto, and certain of the Company’s subsidiaries signatory thereto, for purposes of amending the Credit Agreement, dated as of October 1, 2009 (as amended on June 3, 2011 and as thereafter amended, modified and supplemented from time to time, the “Credit Agreement”).

The Amendment increases, effective as of September 1, 2011, certain add-backs to the calculation of Consolidated EBITDA (as defined in the Credit Agreement). The maximum add-back for cash restructuring charges over the life of the Credit Agreement is increased from $20.0 million to $35.0 million, and over any four-quarter period is increased from $10.0 million to $15.0 million.

In addition, the Amendment permits certain present and future subsidiaries of the Company to engage in certain permitted activities relating to the Company’s operations in the Republic of India and the People’s Republic of China. Certain, but not all, of those subsidiaries may be required to become loan parties under the Credit Agreement in the future if certain tests set forth in the Amendment are met. The Amendment also contains a limited waiver to the extent that any existing transfer pricing arrangements between a Loan Party (as defined in the Credit Agreement) and the VIE (as defined in Credit Agreement) violated the covenant in the Credit Agreement prohibiting certain transactions with affiliates, or other provisions in the Loan Documents (as defined in the Credit Agreement).

The foregoing summary description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement, dated as of November 1, 2011, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, Stream Global Services, Inc., a Delaware corporation, and each of the subsidiaries of Stream Global Services, Inc. signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: November 1, 2011

	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of November 1, 2011, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, Stream Global Services, Inc., a Delaware corporation, and each of the subsidiaries of Stream Global Services, Inc. signatory thereto.

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